Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	July 27, 2006
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

SECOND QUARTER EARNINGS

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income was $60.3 million, or $1.04 per diluted share, during the second quarter of 2006 as compared to $158.8 million, or $2.53 per diluted share, during the comparable prior year quarter. Reported net income was $111.3 million, or $1.93 per diluted share, during the six months ended June 30, 2006 as compared to $220.3 million, or $3.51 per diluted share, during the comparable prior year six-month period. Included in our reported net income during the 2005 periods were after-tax gains of $120.7 million, or $1.89 per diluted share, during the three-month period ended June 30, 2005 and $126.5 million, or $1.97 per diluted share, during the six-month period ended June 30, 2005. The gains recorded during the 2005 periods resulted primarily from the sale of our majority-ownership interest in an operating company that owned fourteen hospitals in France.

Reported income from continuing operations was $60.9 million or $1.05 per diluted share during the second quarter of 2006 as compared to $36.6 million or $.61 per diluted share during the second quarter of 2005. After adjusting for the hurricane-related insurance recoveries, net of hurricane-related expenses, and prior year cost report settlements as discussed below, our adjusted income from continuing operations for the three-month period ended June 30, 2006 was $44.5 million, or $.78 per diluted share. For the six-month period ended June 30, 2006, reported income from continuing operations was $111.4 million, or $1.93 per diluted share, as compared to $91.3 million or $1.50 per diluted share during the six-month period ended June 30, 2005. After adjusting for the items discussed below, our adjusted income from continuing operations for the six-month period ended June 30, 2006 was $86.0 million, or $1.51 per diluted share.

Net revenues increased 6% to $1.05 billion during the second quarter of 2006 as compared to $991 million during the second quarter of 2005. Net revenues increased 4% to $2.08 billion during the six-month period ended June 30, 2006 as compared to $2.00 billion during the prior year six-month period. Impacting our revenues during the 2006 periods was the loss of revenues generated at our below-mentioned acute care facilities in Louisiana which, on a combined basis, generated net revenues of $64 million and $125 million during the three and six-month periods ended June 30, 2005, respectively. Also, on January 1st of this year, we implemented a formal company-wide uninsured discount policy which has had the effect of lowering both net revenues and the provision for doubtful accounts by approximately $15 million and $29 million during the three and six-month periods ended June 30, 2006, respectively. The implementation of this uninsured discount policy did not have a significant impact on our 2006 net income.

At our acute care hospitals owned during both periods, inpatient admissions increased 1.3% and patient days increased 2.5% during the second quarter of 2006 as compared to the comparable 2005 quarter. Inpatient admissions and patient days each increased 1.3% during the six-month period ended June 30, 2006 as compared to the comparable prior year period. Since our acute care facilities located in Louisiana have been closed since the third quarter of 2005 as a result of Hurricane Katrina, the inpatient statistics for those facilities have been excluded from the three and six-month periods of each year. At our behavioral health care facilities owned during both quarters, inpatient admissions increased 1.7% and patient days increased 0.7% during the second quarter of 2006 as compared to the comparable 2005 quarter. Inpatient admissions increased 3.8% and patient days increased 2.0% during the six-month period ended June 30, 2006 as compared to the comparable prior year period.

As indicated on the attached Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information, our income from continuing operations during the second quarter of 2006 includes: (i) a favorable $12.8 million, or $.21 per diluted share, of after-tax hurricane insurance recoveries, net of hurricane related expenses, and; (ii) a favorable $3.6 million, or $.06 per diluted share, of after-tax income resulting from the settlement of prior period cost reports. Our income from continuing operations during the six month-period ended June 30, 2006 includes: (i) a favorable $21.8 million, or $.36 per diluted share, of after-tax hurricane insurance recoveries, net of hurricane related expenses, and; (ii) a favorable $3.6 million, or $.06 per diluted share, of after-tax income resulting from the settlement of prior period cost reports.

We recorded $14.7 million, or $.24 per diluted share, during the three-month period ended June 30, 2006 and $27.7 million, or $.46 per diluted share, during the six-month period ended June 30, 2006, of after-tax hurricane insurance recoveries received in connection with damage sustained in Louisiana from Hurricane Katrina that resulted in the closure of our Methodist Hospital, Lakeland Medical Pavilion, Chalmette Medical Center and Virtue Street Pavilion during the third quarter of 2005. We also incurred additional after-tax hurricane-related expenses at these facilities of $1.9 million, or $.03 per diluted share, during the second quarter of 2006 and $5.9 million, or $.10 per diluted share, during the six-month period ended June 30, 2006.

Our operating margin (as calculated on the attached Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information), increased to 14.5% during the three-month period ended June 30, 2006 as compared to 12.8% during the same period of the prior year. The operating margin at our acute care hospitals owned during both periods (“same facility basis”) increased to 13.5% during the three months ended June 30, 2006 as compared to 12.9% during the three months ended June 30, 2005. On a same facility basis, the operating margin at our behavioral health hospitals increased to 27.0% during the second quarter of 2006 from 25.4% during the comparable quarter of the prior year. Our operating margin decreased to 14.0% during the six-month period ended June 30, 2006 as compared to 14.4% during the same period of the prior year. On a same facility basis, the operating margin at our acute care hospitals decreased to 14.1% during the six months ended June 30, 2006 as compared to 15.4% during the six months ended June 30, 2005. On a same facility basis, the operating margin at our behavioral health hospitals increased to 26.1% during the six months ended June 30, 2006 as compared to 25.1% during the comparable prior year period.

Our provision for doubtful accounts was 8.3% and 9.6% during the three-month periods ended June 30, 2006 and 2005, respectively, and 7.8% and 8.9% during the six-month periods ended June 30, 2006 and 2005, respectively. Exclusive of the impact of the uninsured discount implemented at the beginning of this year, as a percentage of net revenues, the provision for doubtful accounts would have been 9.6% and 9.1% during the three and six-month periods ended June 30, 2006.

We will hold a conference call for investors and analysts at 9:00 a.m. Eastern Time on July 28, 2006. The dial-in number is 1-877-648-7971. A digital recording of the conference call will be available two hours after the completion of the conference call on July 28, 2006 and will continue through midnight on August 4, 2006. The recording can be accessed by calling 1-800-642-1687 and entering the conference ID number 1974079.

This call will also be available live over the internet at our web site at www.uhsinc.com. It will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at http://www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

Universal Health Services, Inc. is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in “Risk Factors” on pages 24 through 30 and in “Forward-Looking Statements and Risk Factors” on pages 39 and 40 of our Form 10-K for the year ended December 31, 2005), may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted income from continuing operations, adjusted income from continuing operations per diluted share, adjusted net income, adjusted net income per diluted share, adjusted operating income and adjusted operating margin, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of items that are nonrecurring or non-operational in nature such as, gains on sales of assets and businesses, Hurricane related expenses and insurance recoveries, and other amounts reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this Report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2005. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
Net revenues	$1,047,673	$990,888	$2,081,962	$1,997,533

Operating charges:
Salaries, wages and benefits	434,756	407,897	876,988	814,237
Other operating expenses	248,956	234,707	497,057	465,872
Supplies expense	124,814	126,124	253,327	252,660
Provision for doubtful accounts	87,182	95,478	162,189	177,886
Depreciation and amortization	40,369	37,988	79,399	77,684
Lease and rental expense	15,831	15,288	32,063	30,755
Hurricane related expenses	3,356	—	10,260	—
Hurricane insurance recoveries	(25,000)	—	(47,291)	—

	930,264	917,482	1,863,992	1,819,094

Income before interest expense, minority interests and income taxes	117,409	73,406	217,970	178,439

Interest expense, net	8,697	7,450	17,222	18,126

Minority interests in earnings of consolidated entities	11,492	7,926	22,669	15,845

Income before income taxes	97,220	58,030	178,079	144,468
Provision for income taxes	36,349	21,398	66,716	53,146

Income from continuing operations	60,871	36,632	111,363	91,322

(Loss) income from discontinued operations, net of income tax expense (a)	(612)	122,211	(20)	128,930

Net income	$60,259	$158,843	$111,343	$220,252

Basic earnings (loss) per share: (b)
From continuing operations	$1.13	$0.65	$2.07	$1.60
From discontinued operations	(0.01)	2.16	0.00	2.26

Total basic earnings per share	$1.12	$2.81	$2.07	$3.86

Diluted earnings (loss) per share: (b)
From continuing operations	$1.05	$0.61	$1.93	$1.50
From discontinued operations	(0.01)	1.92	0.00	2.01

Total diluted earnings per share	$1.04	$2.53	$1.93	$3.51

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
(a) Calculation of income from discontinued operations, net of income tax:
(Loss) income from operations	$(972)	$2,602	$(32)	$7,538
Gains on divestitures	—	177,125	—	186,221
Asset impairment charge	—	—	—	(3,105)

(Loss) income from discontinued operations, pre-tax	(972)	179,727	(32)	190,654
Income tax benefit (provision)	360	(57,516)	12	(61,724)

(Loss) income from discontinued operations, net of income tax expense	$(612)	$122,211	$(20)	$128,930

(b) Earnings per share calculation:

Basic:
Income from continuing operations	$60,871	$36,632	$111,363	$91,322
Less: Dividends on unvested restricted stock, net of taxes	(21)	(28)	(43)	(55)

Income from continuing operations - basic	$60,850	$36,604	$111,320	$91,267
(Loss) income from discontinued operations	(612)	122,211	(20)	128,930

Net income - basic	$60,238	$158,815	$111,300	$220,197

Weighted average number of common shares - basic	53,730	56,425	53,749	56,974

Basic earnings (loss) per share:
From continuing operations	$1.13	$0.65	$2.07	$1.60
From discontinued operations	(0.01)	2.16	0.00	2.26

Total basic earnings per share	$1.12	$2.81	$2.07	$3.86

Diluted:
Income from continuing operations	$60,871	$36,632	$111,363	$91,322
Less: Dividends on unvested restricted stock, net of taxes	(21)	(28)	(43)	(55)
Add: Debenture interest, net of taxes	2,445	2,382	4,902	4,764

Income from continuing operations - diluted	$63,295	$38,986	$116,222	$96,031
(Loss) income from discontinued operations	(612)	122,211	(20)	128,930

Net income - diluted	$62,683	$161,197	$116,202	$224,961

Weighted average number of common shares	53,730	56,425	53,749	56,974
Add: Shares for conversion of convertible debentures	5,999	6,577	6,286	6,577
Other share equivalents	258	646	237	481

Weighted average number of common shares and equiv. - diluted	59,987	63,648	60,272	64,032

Diluted earnings (loss) per share:
From continuing operations	$1.05	$0.61	$1.93	$1.50
From discontinued operations	(0.01)	1.92	0.00	2.01

Total diluted earnings per share	$1.04	$2.53	$1.93	$3.51

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2006	December 31, 2005
Assets:
Cash and cash equivalents	$124,350	$7,963
Accounts receivable, net	546,344	499,726
Other current assets	108,346	100,609
Property, plant and equipment, net	1,549,177	1,429,653
Other assets	817,404	820,758

Total Assets	$3,145,621	$2,858,709

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$3,646	$5,191
Other current liabilities	595,729	518,979
Other noncurrent liabilities	335,302	289,195
Long-term debt	465,284	637,654
Deferred income taxes	35,440	42,713
Minority interest	179,252	159,879
Stockholders’ equity	1,530,968	1,205,098

Total Liabilities and Stockholders’ Equity	$3,145,621	$2,858,709

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information

For the Three Months Ended June 30, 2006 and 2005

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30, 2006		Three months ended June 30, 2005
Net revenues	$1,047,673	100.0%	$990,888	100.0%

Operating charges:
Salaries, wages and benefits	434,756	41.5%	407,897	41.2%
Other operating expenses	248,956	23.8%	234,707	23.7%
Supplies expense	124,814	11.9%	126,124	12.7%
Provision for doubtful accounts	87,182	8.3%	95,478	9.6%

	895,708	85.5%	864,206	87.2%

Operating income/margin	151,965	14.5%	126,682	12.8%

Lease and rental expense	15,831		15,288
Minority interests in earnings of consolidated entities	11,492		7,926

Earnings before depreciation and amortization, interest expense, and income taxes (“EBITDA”)	124,642		103,468

Hurricane related expenses	3,356		—
Hurricane insurance recoveries	(25,000)		—
Depreciation and amortization	40,369		37,988
Interest expense, net	8,697		7,450

Income before income taxes	97,220		58,030

Provision for income taxes	36,349		21,398

Income from continuing operations	60,871		36,632

(Loss) income from discontinued operations, net of income taxes	(612)		122,211

Net income	$60,259		$158,843

	Three months ended June 30, 2006		Three months ended June 30, 2005
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Income from Continuing Operations
Income from continuing operations	$60,871	$1.05	$36,632	$0.61
Add: Hurricane related expenses, net of minority interests and income taxes	1,859	0.03	—	—
Less: Hurricane related insurance recoveries, net of minority interests and income taxes	(14,676)	(0.24)	—	—
Less: Favorable effect of prior period cost report settlements, net of income taxes	(3,593)	(0.06)	—	—

Adjusted income from continuing operations	$44,461	$0.78	$36,632	$0.61

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information

For the Six Months Ended June 30, 2006 and 2005

(in thousands, except per share amounts)

(unaudited)

	Six months ended June 30, 2006		Six months ended June 30, 2005
Net revenues	$2,081,962	100.0%	$1,997,533	100.0%

Operating charges:
Salaries, wages and benefits	876,988	42.1%	814,237	40.8%
Other operating expenses	497,057	23.9%	465,872	23.3%
Supplies expense	253,327	12.2%	252,660	12.6%
Provision for doubtful accounts	162,189	7.8%	177,886	8.9%

	1,789,561	86.0%	1,710,655	85.6%

Operating income/margin	292,401	14.0%	286,878	14.4%

Lease and rental expense	32,063		30,755
Minority interests in earnings of consolidated entities	22,669		15,845

Earnings before depreciation and amortization, interest expense, and income taxes (“EBITDA”)	237,669		240,278

Hurricane related expenses	10,260		—
Hurricane insurance recoveries	(47,291)		—
Depreciation and amortization	79,399		77,684
Interest expense, net	17,222		18,126

Income before income taxes	178,079		144,468

Provision for income taxes	66,716		53,146

Income from continuing operations	111,363		91,322

(Loss) income from discontinued operations, net of income taxes	(20)		128,930

Net income	$111,343		$220,252

	Six months ended June 30, 2006		Six months ended June 30, 2005
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Income from Continuing Operations
Income from continuing operations	$111,363	$1.93	$91,322	$1.50
Add: Hurricane related expenses, net of minority interests and income taxes	5,933	0.10	—	—
Less: Hurricane related insurance recoveries, net of minority interests and income taxes	(27,731)	(0.46)	—	—
Less: Favorable effect of prior period cost report settlements, net of income taxes	(3,593)	(0.06)	—	—

Adjusted income from continuing operations	$85,972	$1.51	$91,322	$1.50

Universal Health Services, Inc.

Supplemental Statistical Information

(un-audited)

Same Facility:

	% Change Quarter Ended 6/30/2006	% Change 6 months ended 6/30/2006
Acute Care Hospitals
Revenues	7.6%	5.3%
Adjusted Admissions	1.3%	1.6%
Adjusted Patient Days	2.6%	1.8%
Revenue Per Adjusted Admission	6.2%	3.7%
Revenue Per Adjusted Patient Day	4.9%	3.4%

Behavioral Health Hospitals
Revenues	7.3%	8.5%
Adjusted Admissions	0.4%	3.5%
Adjusted Patient Days	1.5%	1.9%
Revenue Per Adjusted Admission	5.7%	4.8%
Revenue Per Adjusted Patient Day	6.8%	6.5%

UHS Consolidated

	Second Quarter Ended		Six months Ended
	6/30/2006	6/30/2005	6/30/2006	6/30/2005
Revenues	$1,047,673	$990,888	$2,081,962	$1,997,533
EBITDA (1)	124,642	103,468	237,669	240,278
EBITDA Margin (1)	11.9%	10.4%	11.4%	12.0%

Cash Flow From Operations	87,371	95,826	197,711	230,438
Days Sales Outstanding	47	50	47	49
Capital Expenditures	69,485	50,927	152,673	108,847

Debt (net of cash)	—	—	344,580	$415,096
Shareholders Equity	—	—	1,530,968	$1,281,786
Debt / Total Capitalization	—	—	18.4%	24.5%
Debt / EBITDA (2)	—	—	0.78	0.92
Debt / Cash From Operations (2)	—	—	0.88	1.04

Acute Care EBITDAR Margin (3) (4)	14.2%	12.9%	14.4%	15.0%
Behavioral Health EBITDAR Margin (3) (4)	25.0%	25.4%	24.1%	25.0%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Before Corporate overhead allocation and minority interest
(4)	Excluding discontinued operations

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE THREE MONTHS ENDED

JUNE 30, 2006

AS REPORTED:

	ACUTE (1) (2)			BEHAVIORAL HEALTH
	06/30/06	06/30/05	% change	06/30/06	06/30/05	% change
Hospitals owned and leased	21	24	-12.5%	75	44	70.5%
Average licensed beds	5,014	5,552	-9.7%	6,439	4,456	44.5%
Patient days	267,945	289,568	-7.5%	466,554	343,214	35.9%
Average daily census	2,944.5	3,182.1	-7.5%	5,127.0	3,771.6	35.9%
Occupancy-licensed beds	58.7%	57.3%	2.5%	79.6%	84.6%	-5.9%
Admissions	60,551	64,301	-5.8%	27,928	25,983	7.5%
Length of stay	4.4	4.5	-1.7%	16.7	13.2	26.5%

Inpatient revenue	$1,853,383	$1,839,847	0.7%	$418,824	$344,811	21.5%
Outpatient revenue	720,893	718,853	0.3%	53,522	51,466	4.0%
Total patient revenue	2,574,276	2,558,700	0.6%	472,346	396,277	19.2%
Other revenue	14,334	14,382	-0.3%	8,471	8,719	-2.8%
Gross hospital revenue	2,588,610	2,573,082	0.6%	480,817	404,996	18.7%

Total deductions	1,812,634	1,792,209	1.1%	221,199	205,608	7.6%

Net hospital revenue	$775,976	$780,873	-0.6%	$259,618	$199,388	30.2%

SAME FACILITY:

	ACUTE (1) (3)			BEHAVIORAL HEALTH (4)
	06/30/06	06/30/05	% change	06/30/06	06/30/05	% change
Hospitals owned and leased	21	21	0.0%	44	44	0.0%
Average licensed beds	5,014	5,007	0.1%	4,499	4,456	1.0%
Patient days	267,940	261,352	2.5%	345,600	343,216	0.7%
Average daily census	2,944.4	2,872.0	2.5%	3,797.8	3,771.6	0.7%
Occupancy-licensed beds	58.7%	57.4%	2.4%	84.4%	84.6%	-0.3%
Admissions	60,551	59,775	1.3%	26,421	25,983	1.7%
Length of stay	4.4	4.4	1.2%	13.1	13.2	-1.0%

(1)	Does not include hospitals located in France or discontinued operations.
(2)	Does not include discontinued operations. Licensed beds from our Acute care hospitals located in New Orleans are excluded in 2006.
(3)	Discontinued operations and our three acute care hospitals located in New Orleans are excluded in current and prior years.
(4)	Ascent, Boulder Creek, Center for Change, King George School, Northwest Academy, Wyoming Behavioral and the Keystone facilities are excluded in current and prior year.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE SIX MONTHS ENDED

JUNE 30, 2006

AS REPORTED:

	ACUTE (1) (2)			BEHAVIORAL HEALTH
	06/30/06	06/30/05	% change	06/30/06	06/30/05	% change
Hospitals owned and leased	21	24	-12.5%	75	44	70.5%
Average licensed beds	5,002	5,550	-9.9%	6,419	4,435	44.7%
Patient days	551,174	602,068	-8.5%	918,439	669,088	37.3%
Average daily census	3,045.2	3,326.3	-8.5%	5,074.2	3,696.6	37.3%
Occupancy-licensed beds	60.9%	59.9%	1.6%	79.1%	83.4%	-5.2%
Admissions	123,718	131,392	-5.8%	56,000	51,028	9.7%
Length of stay	4.5	4.6	-2.8%	16.4	13.1	25.1%

Inpatient revenue	$3,794,538	$3,786,715	0.2%	$828,224	$670,708	23.5%
Outpatient revenue	1,429,404	1,409,433	1.4%	106,796	99,981	6.8%
Total patient revenue	5,223,942	5,196,148	0.5%	935,020	770,689	21.3%
Other revenue	26,857	27,498	-2.3%	16,546	16,679	-0.8%
Gross hospital revenue	5,250,799	5,223,646	0.5%	951,566	787,368	20.9%

Total deductions	3,704,871	3,636,149	1.9%	438,320	398,420	10.0%

Net hospital revenue	$1,545,928	$1,587,497	-2.6%	$513,246	$388,948	32.0%

SAME FACILITY:

	ACUTE (1) (3)			BEHAVIORAL HEALTH (4)
	06/30/06	06/30/05	% change	06/30/06	06/30/05	% change
Hospitals owned and leased	21	21	0.0%	44	44	0.0%
Average licensed beds	5,002	5,005	-0.1%	4,477	4,435	0.9%
Patient days	551,199	544,068	1.3%	682,497	669,139	2.0%
Average daily census	3,045.3	3,005.9	1.3%	3,770.7	3,696.9	2.0%
Occupancy-licensed beds	60.9%	60.1%	1.4%	84.2%	83.4%	1.0%
Admissions	123,718	122,188	1.3%	52,951	51,028	3.8%
Length of stay	4.5	4.5	0.1%	12.9	13.1	-1.7%

(1)	Does not include hospitals located in France or discontinued operations.
(2)	Does not include discontinued operations. Licensed beds from our Acute care hospitals located in New Orleans are excluded in 2006.
(3)	Discontinued operations and our three acute care hospitals located in New Orleans are excluded in current and prior years.
(4)	Ascent, Boulder Creek, Center for Change, King George School, Northwest Academy, Wyoming Behavioral and the Keystone facilities are excluded in current and prior year.